Exhibit 10.1

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 240.24b-2

January 28, 2011

Larry Pate
Pilgrim’s Pride Corporation
244 Perimeter Center Parkway, NE
Atlanta, GA  30346-2302

Dear Larry:

As discussed and agreed Pilgrim’s Pride Corporation will supply to the El Pollo Loco system the following chicken products:

•	[***] pounds annually of whole birds, EPL Specification [***]. Pricing will be [***] per pound FOB
•	[***] pounds annually of saddle cut chicken, EPL Specification [***]. Pricing will be [***] per pound FOB

Freight Rates:		[***] Per Pound
MBM	Rancho Cucamonga, CA	[***]
MBM	Pleasanton, CA	[***]
Pilgrims direct	San Antonio, TX	[***]
Pilgrims direct	Salt Lake City, UT	[***]
Pilgrims direct	Carrollton, GA	[***]
Testa Produce	Chicago, IL	[***]
Poultry Products	Hookset, NH	[***]
Yancy’s	Loveland, CO	[***]
Plymouth Poultry	Seattle, WA	[***]
Crown Foods	St. Louis, MO	[***]

•	Rates to Rancho Cucamonga and Pleasanton, California are based on full truck loads of fresh product only. Other outer market locations based on current delivered freight rates.
•	Pilgrim’s direct distribution from branches to stores [***] per pound
•	CVP Product will add [***] per pound to fresh price

As part of this Purchase Agreement, Supplier warrants that the prices for the items identified herein are not higher than those currently extended to any other customer for the same or like items in equal or less quantities. If Supplier reduces its price for such items to any other customer during the term of this Purchase Agreement, Supplier agrees to correspondingly reduce the price quoted herein.

As part of this agreement and a Category I supplier, Pilgrim’s Pride agrees to pay “ASE Group, Inc.”, El Pollo Loco’s event planner [***].   These funds will be used by El Pollo Loco Corporation at its sole discretion
for [***].   A single payment will be made to ASE within [***] of first shipment of product supplied under the terms of this agreement.  Contact information for ASE and payment:

El Pollo Loco Account Representative
ASE Group, Inc.
6400 W. 110th St.
Overland Park, KS  66211
913.339.9333

 ASE will be your source for information related to the meeting and associated activities.

This Purchase Agreement is subject to and incorporates the General Terms and Conditions of Supply (“T/C”) executed by the parties hereto and currently on file with El Pollo Loco, Inc. The Purchase Agreement and the T/C collectively constitute the entire agreement between the parties and supersede all prior or contemporaneous oral or written agreements.

Terms:  Net 10 Days.
Contract period 3/01/11 through 2/28/12

Please sign and return both copies of this letter.  After I have received the signed copy, I will sign and return a copy for your files.  Signing this letter acknowledges acceptance of the terms and conditions as presented above.

Larry, thank you for your help and support on this matter and please contact me with any questions.

/s/ Jerry D. Wilson	/s/ Gary Campanaro
Jerry D. Wilson	Gary Campanaro
Pilgrim’s Pride Corporation	El Pollo Loco, Inc.
EVP Sales & Marketing

cc:  Lisa Miller, Karuna Pai/MBM